UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 15, 2021 (July 13, 2021)

Granite Point Mortgage Trust Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-38124	61-1843143
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3 Bryant Park, Suite 2400A
New York,	NY	10036
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:   (212) 364-5500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, par value $0.01 per share	GPMT	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Master Repurchase Agreement Amendments

Goldman Sachs Repurchase Facility

On July 13, 2021, GP Commercial GS LLC, a wholly-owned subsidiary of Granite Point Mortgage Trust Inc. (the “Company”), entered into an amendment (the “Goldman Sachs Amendment”) to that certain previously disclosed Master Repurchase and Securities Contract Agreement, dated as of May 2, 2017, as amended, with Goldman Sachs Bank USA. The Goldman Sachs Amendment (i) sets a new availability period expiration date of July 13, 2023, with an option to extend the availability period for a period of one additional year and an option to extend the repurchase dates for all of the assets on the facility following the availability period for an additional two years, both subject to the terms and conditions of the Goldman Sachs Amendment and other facility documents, (ii) adjusts the facility’s maximum facility amount to $250 million and provides options, subject to the terms and conditions of the Goldman Sachs Amendment, to increase the maximum facility amount to as much as $350 million and (iii) updates the facility’s benchmark rate transition mechanics.

The foregoing description of the Goldman Sachs Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Goldman Sachs Amendment which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Morgan Stanley Repurchase Facility

On July 14, 2021, GP Commercial MS LLC, a wholly-owned subsidiary of the Company, entered into an amendment (the “Morgan Stanley Amendment”) to that certain previously disclosed Master Repurchase and Securities Contract Agreement, dated as of February 18, 2016, with Morgan Stanley Bank, N.A. The Morgan Stanley Amendment updates the facility’s purchase confirmation mechanics.

The foregoing description of the Morgan Stanley Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Morgan Stanley Amendment which is filed herewith as Exhibit 10.2 and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1*
Seventh Amendment to Master Repurchase and Securities Contract Agreement and Other Transaction Documents, dated as of July 13, 2021, by and between GP Commercial GS LLC and Goldman Sachs Bank USA, and acknowledged and agreed to by Granite Point Mortgage Trust Inc.

10.2*
Ninth Amendment to Master Repurchase and Securities Contract Agreement, dated as of July 14. 2021, by and between Morgan Stanley Bank, N.A. and GP Commercial MS LLC, and acknowledged and agreed to by Granite Point Mortgage Trust Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*Certain schedules and similar attachments have been omitted in reliance on Instruction 4 of Item 1.01 of Form 8-K and Item 601(a)(5) of Regulation S-K. The Company will provide, on a supplemental basis, a copy of any omitted schedule or attachment to the SEC or its staff upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRANITE POINT MORTGAGE TRUST INC.

	By:	/s/ MICHAEL J. KARBER
Michael J. Karber
General Counsel and Secretary

Date: July 15, 2021